ALTERNATIVE TECHNOLOGY INC

Arrow Electronics, Inc.                                                               Alternative Data Technology, Inc.
50 Marcus Drive                                                                           24 lnverness Place East
Melville, NY 11747                                                                        Englewood, CO 80112

October 9, 2006

Matt Medeiros
SonicWALL
1143 Borregas Avenue
Sunnyvale, CA 94089

Re: Consent to Assignment of Distribution Agreement between the Company and SonicWALL, Inc.

Dear Mr. Medeiros:

Arrow Electronics, Inc. (“Arrow”) is entering into an agreement to acquire Alternative Data Technology, Inc. (“ATI”) by means of a merger pursuant to which ATI will become a wholly-owned subsidiary of Arrow (the "Transaction"). As the business of ATI includes distribution services provided to you under the [Distribution Agreement] dated April 18, 2002 (the "AT1 Distribution Agreement"). Arrow joins with ATI in requesting your consent to the Transaction. Please return the executed document in the enclosed envelope.

Please countersign a copy of this letter in the space provided to acknowledge (i) your consent to the Transaction, (ii) that you will agree to extend the annual renewal date under the ATI Distribution Agreement to November 30, 2007, and (iii) that you do not currently have any financial disputes with ATI concerning an aggregate amount in excess of $25,000.

Arrow appreciates the opportunity to build on ATl's distribution arrangement with you and we look forward to what we are confident will be a long and mutually beneficial relationship.

Very truly yours,

Alternative Data Technology, Inc.

By:  /s/ Michael A. Wallace
Name: Michael A. Wallace
Title: CFO

Agreed and Accepted as of                                              Agreed and Accepted as of
SonicWALL                                                                         Arrow Electronics, Inc.
By: /s/ Robert D. Selvi                                                         By:
Name:           Robert D. Selvi                                                 Name:
Title:           CFO                                                                     Title: